PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

(NON-US PERSON)

THIS AGREEMENT is dated the 1st day of July, 2013.

BETWEEN

Precept Fund Management Segregated Portfolio Corporation, of Ground Floor, Harbour Centre, 42 North Church Street, George Town, Grand Cayman KY1-1110, Cayman Islands

 (the "Purchaser")

OF THE FIRST PART

AND:

Oak Ridge Micro Energy Incorporated., a company duly incorporated under the laws of Colorado and having its place of business at Suite 12, 751 North Drive, Melbourne, Florida, USA

(the "Company" or  “Issuer”)

OF THE SECOND PART

WHEREAS:

A.

The Company is currently a reporting entity, quoted on the OTC Bulletin Board and trades below $0.50 per share, and consequently falls within the definition of a “penny stock” contained in Rules 15g-1 to 15g-9 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

B.

The Purchaser, as principal, has agreed to subscribe for and purchase securities of the Company at the subscription price and upon the terms and conditions as set out in this Agreement, through its nominee, Prescient Fund Segregated Portfolio (“Prescient Fund SP”).

NOW THEREFORE in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

1.

PURCHASE AND SALE OF SECURITIES & RELATED MATTERS

1.1

The Purchaser has agreed to purchase from the Company, and the Company has allocated to the Purchaser, in the name of the Purchaser’s nominee, Prescient Fund SP, 13,888,888 shares of common stock, par value $0.01 per share in the capital of the Company (the “Securities"), at a price of USD $0.18 per Security for the total amount of USD $2,500,000.00 (“the Purchase Price”).

1.2

The Purchase Price is to be used solely by the Company for the purpose of implementing its agreed business plan, specifically the matters referred to below in paragraph 1.9, and for general working capital.

1.3

The Company will deliver to the Purchaser and its nominee, certificates representing the Securities within three business days of the closing.

1.4

The Company shall record the Purchaser’s designated nominee, Prescient Fund SP, as the registered holder thereof.

1.5

The terms and conditions which govern the Securities will be referred to on the certificates representing the Securities.

1.6

The issue of the Securities will not restrict or prevent the Company from obtaining any other financing, nor from issuing additional securities or rights at any time.

1.7

The purchase of the Securities set out in this Agreement shall entitle the Purchaser to two seats on the Board of Directors of the Company from Closing, as the Purchaser’s nominees, who shall be Bryan Urban and Tomokazu Oishi.

1.8

All subsequent changes to the Board of Directors of the Company shall be required to be approved by the Purchaser.

1.9

Immediately following Closing, the Company shall promptly and expeditiously implement the following matters:

(i)

The sale or spin-off, on terms satisfactory to the Purchaser, of its wholly-owned subsidiary, Carbon Strategic Pte Ltd., a Singapore corporation, which was acquired by way of Reverse Merger on October 8, 2012 (“Carbon Strategic”);

(ii)

The change of the name of the Company to “Oakridge Energy Technologies Inc.”, together with the associated change of the Company’s ticker symbol;

(iii)

A “business optimization” study, to be conducted in conjunction with Company officers by the Purchaser’s team of business optimization specialists, coordinated by Mr Bryan Urban; such study shall be designed to result in an optimized business plan for the company in the pursuit of each of its current four business lines and strategies (viz., solid state batteries, high energy batteries, thermal batteries and super-capacitors), determine any modifications required to the Company’s current business plan so as to optimize the achievement by the Company of its business plan, and also, without limitation, assist the Company in determining the optimum jurisdiction for the Company which will maximize the Company’s business objectives, cost structure and corporate partnering opportunities and if necessary relocating the Company to this jurisdiction;

(iv)

The implementation of the Company’s business development strategy to achieve the Company’s previously announced desire to move its listing to the NASDAQ Exchange, and also to implement a dual-listing of the Company’s securities on another international exchange such as London’s Alternative Investment Market (“AiM”).

2.

WARRANTIES

2.1

The Purchaser acknowledges, represents and warrants that, as at the date given above and at the Closing, that:

(a)

The Purchaser is an Exempted Segregated Portfolio Company and is recognized as a mutual fund with the Cayman Islands Monetary Authority (CIMA) under Section 4(3) of the Mutual Funds Law of the Cayman Islands (2012 Revision), with Registration Number 656283;

(b)

the Purchaser is a professional investor and is purchasing the Securities as a "portfolio manager" and that the Purchaser is acting as principal when it purchases or sells the Securities;

(c)

to the best of the Purchaser’s knowledge, the Securities were not advertised in printed media of general and regular paid circulation, radio or television in any way;

(d)

no person has made to the Purchaser any written or oral representations:

(i)

that any person will resell or repurchase the Securities;

(ii)

that any person will refund the purchase price of the Securities;

(iii)

as to the future price or value of any of the Securities; or

(e)

this subscription has not been solicited in any other manner contrary to the United States Securities Act of 1933 (the "1933 Act"), as amended and its regulations;

(f)

the offer was not made to the Purchaser in the United States;

(g)

the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

(h)

the Purchaser acknowledges that, as defined in Rule 144 of the 1933 Act, the Securities are subject to resale restrictions in such Rule;

(i)

the Purchaser acknowledges that the purchase of the Securities hereunder constitute a Private Placement pursuant to Sections 4(2) and 4(6) of the 1933 Act, and Rule 506 of Regulation D of the SEC, and that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the 1933Act.

(j)

the Purchaser is not a U.S. Person, nor will the purchaser be purchasing the Securities for the account or benefit of any U.S. Person;

(k)

the Purchaser has no knowledge of a "material fact" or "material change" in the affairs of the Company that has not been generally disclosed to the public, save knowledge of this particular transaction;

(l)

the Purchaser has been provided with access to all material information about the Company requested by either the Purchaser, the Purchaser’s representative or others representing the Purchaser, including access to all of the Company’s SEC Reports and Registration Statements that are contained in the Edgar Archives, any information requested to verify any information furnished, and there has been direct communication between the Company and its representative on the one hand and the Purchaser and the Purchaser’s representatives and advisors on the other in connection with information regarding the purchase made hereby.  The Company has given the Purchaser the opportunity to ask questions of and receive answers from the Company and/or its directors, officers, employees or representatives concerning the terms and conditions of this Offering and to obtain any additional information (to the extent the Company possesses such information or can acquire it without unreasonable effort or expense) desired or necessary to verify the accuracy of the information provided.  Any proprietary information disclosed or discovered by the Purchaser in reviewing information made available to the Purchaser by the Company in connection with the offer and sale of the Common Stock shall be maintained by the Purchaser in strict confidence.

(m)

the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and that the Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors have been given to authorize execution of this Agreement on behalf of the Purchaser;

(n)

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a part of by which he or it is or may be bound;

(o)

this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(p)

the Purchaser is resident in the jurisdiction set out on the cover page of this Agreement;

(q)

the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's profession financial experience or as a result of advice received from a registered person other than the Company or any affiliates thereof;

(r)

the Purchaser will execute and deliver such agreements and other documents and things and will do or cause to be done all such acts or things as are or may be necessary or desirable to give effect to the provisions hereof and to carry out the intent of this subscription offer and to comply with any policies, rulings or other requirements imposed by any applicable regulatory authority; and

(s)

the offer made by this subscription is irrevocable and requires acceptance by the Company;

(t)

the Purchaser does not waive the requirement for the Company to communicate its acceptance of the purchase of the Securities pursuant to this Agreement;

(u)

the Purchaser agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing; and

(v)

this subscription agreement constitutes the entire agreement between the Purchaser and the Company, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, express or implied, in respect of, or which affect, the transactions herein contemplated, and this subscription agreement supersedes and supplants any previous dealings whatsoever between the undersigned and the Company in respect of the said transactions.

2.2

The Company represents and warrants that, as of the date given above and at the Closing:

(a)

the Company is a valid and subsisting company, duly incorporated and in good standing under the laws of its jurisdiction of incorporation;

(b)

the Company will reserve or has already set aside sufficient securities in the treasury of the Company to issue to the Purchaser the Securities;

 (e)

the issuance and sale of the Securities by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constituent documents or any agreement or instrument to which the Company is a party; and

(f)

this Agreement has been duly authorized by all necessary corporate action on the part of the Company and constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms.

2.3

The warranties contained in Subsections 2.1 and 2.2 will survive the Closing.

3.

CLOSING

3.1

On execution of this Agreement, the Purchaser will forthwith instruct its banker to send the Purchase Price to the Company by Electronic Funds Transfer from the Purchaser’s designated nominee’s account with Zurcher Cantonal Bank, to:

Bank:

Wells Fargo Bank

Branch Address:

420 Montgomery Street

San Francisco

California 94163

Account Name:

Oak Ridge Micro Energy Inc.

Account No.:

686 098 47 53

ABA:

121000248

SWIFT:

WFBIUS6S

3.2

Upon receipt of the Purchase Price, and upon acceptance of the Agreement by the Company, the Company will deliver to the Purchaser or its designated nominee the certificates representing the Securities registered in the name of the Purchaser or its nominee.

3.3

The Company agrees to deliver to the Purchaser such legal opinions, copies of approvals or other documents as the Purchaser may reasonably request.

4.

HOLD PERIOD

4.1

The Purchaser and the Company acknowledge that, subject to the Registration Provisions of Rule 144 of the 1933 Act, there is no hold period applicable to the Securities.

5.

APPOINTMENT OF ATTORNEY

5.1

The Purchaser hereby nominates, constitutes and appoints the Corporate Secretary of the Company as the Purchaser's true and lawful Attorney to execute any and all waivers required under any applicable legislation or regulations, for the purpose of expeditiously implementing the purposes of this Agreement.

6.

MISCELLANEOUS

6.1

The Purchaser hereby authorizes the Company to release the details of this Agreement into the public domain by market announcement or other mechanism agreed between the Purchaser and the Company, except the issue price of the Securities set out in Paragraph 1.1 unless otherwise obligated by the SEC Guidelines.

6.2

The Company shall be entitled to rely on delivery by email of a scanned executed copy of this Agreement, and acceptance by the Company of such scanned email copy shall be equally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

6.3

Time is of the essence of this Agreement.

6.4

The parties to this Agreement may amend this Agreement only in writing.

6.5

The parties to this Agreement will execute and deliver all other documents, transfers, deeds, assurances and procedures necessary for the purposes of giving effect to or perfecting the transactions contemplated by this Agreement.

6.6

This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

6.7

A party to this Agreement will give all notice to or other written communications with the other party to this Agreement concerning this Agreement by email addressed to the address given above.

6.8

This Agreement will be governed by and construed in accordance with the laws of the State of Utah each of the parties hereto irrevocably submits to the jurisdiction of the courts in such State.

6.9

This Agreement may be signed by the Directors of the Company and the Purchaser in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed as at the date above written.

Subscriber Execution Clause

SIGNED and DELIVERED by

PRECEPT FUND MANAGEMENT SEGREGATED PORTFOLIO CORPORATION

(subscriber)

by its duly authorized representative:

STEPHEN JOHN BARBER

Subscriber’s Duly Authorized Representative’s Name

Capacity: Principal

/s/Stephen John Barber 1st July 2013. Subscriber’s Authorized Representative’s Signature

Issuer Execution Clause

SIGNED and DELIVERED by

OAK RIDGE MICRO ENERGY INCORPORATED

(issuer)

by its duly authorized representative:

MARK MERIWETHER

Mark L. Meriwether

Issuer’s Duly Authorized Representative’s Name

Capacity: Director

/s/Mark L. Meriwether 7-1-13 Issuer’s Authorized Representative’s Signature